                                                                    EXHIBIT 4.27

                              [FACE OF SECURITY]

REGISTERED                                                         REGISTERED

No. FXR

CUSIP

                        PROVIDIAN FINANCIAL CORPORATION
                          MEDIUM-TERM NOTE, SERIES A
                                 (Fixed Rate)
                                   (Senior)

     [Insert if the Security is to be a Global Security - This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:                          INTEREST PAYMENT DATES (if other than April    REGULAR RECORD DATES (if other than March
                                           1 and October 1):                              15 and September 15):

ORIGINAL ISSUE DATE:                       INTEREST RATE:                                 MATURITY DATE:

SPECIFIED CURRENCY:                        OPTION TO ELECT PAYMENT IN U.S. DOLLARS        AUTHORIZED DENOMINATIONS (only applicable
                                           (only applicable if Specified Currency is      if Specified Currency is other than U.S.
[_]  U.S. dollars                          other than U.S. dollars):                      dollars):



[_]  Other:                                [_]  Yes  [_]  No

EXCHANGE RATE AGENT (if other than The                                                    THIS NOTE IS A:
First National Bank of Chicago):
                                                                                          [_]  Global Note
                                                                                          [_]  Certificated Note (only applicable if

                                                                                          Specified Currency is other than U.S.
                                                                                          dollars)

ORIGINAL ISSUE DISCOUNT NOTE:              TOTAL AMOUNT OF OID:                           ISSUE PRICE (expressed as a percentage of
                                                                                          aggregate principal amount):
[_]  Yes  [_]  No                          DEFAULT RATE:

REDEMPTION DATE(S) (including any          REDEMPTION PRICE(S):                           TERMS OF AMORTIZING NOTES:
applicable regular or special record
dates):

REPAYMENT DATE(S) (including any           REPAYMENT PRICE(S):
applicable regular or special record
dates):

OTHER TERMS:                               STATED MATURITY EXTENSION OPTION:              CONDITIONAL AUTOMATIC EXTENSION OF STATED
                                                                                          MATURITY (RENEWAL)
                                           [_]  Yes  [_]  No
                                                                                          [_]  Yes  [_]  No
                                           EXTENSION PERIOD(S) AND FINAL MATURITY DATE
                                           (only applicable if option to extend stated    RENEWAL PERIOD(S) AND FINAL MATURITY DATE
                                           maturity):                                     (only applicable if option to renew stated
                                                                                          maturity).
                                           BASIS FOR INTEREST RATE DURING EXTENSION
                                           PERIOD (only applicable if option to extend    BASIS FOR INTEREST RATE DURING RENEWAL
                                           stated maturity):                              PERIOD (only applicable if option to renew
                                                                                          stated maturity).

                                           INTEREST RATE RESET OPTION:

                                           [_]  Yes  [_]  No

                                           OPTIONAL RESET DATES (only applicable if
                                           option to reset interest rates):

                                           BASIS FOR INTEREST RATE RESET (only
                                           applicable if option to reset interest
                                           rates):

     PROVIDIAN FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a
Certificated Security -      ] [Insert if the Security is to be a Global
Security - Cede & Co., as nominee for The Depository Trust Company], or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, unless otherwise specified on the face hereof, semi-annually on April 1 and October 1 of each year and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is
                                    --------
after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified above, the Default Rate shall be the Interest Rate on this Note specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be, unless otherwise specified on the face hereof, the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the April 1 and October 1 Interest Payment Dates (unless otherwise specified on the face hereof); provided, however, that interest payable at the Maturity Date will be payable to
--------  -------
the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Unless otherwise specified on the face hereof, payments of principal of (and premium, if any) and interest on this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a
                    --------  -------
Specified Currency other than United States dollars (a "Foreign Currency Note") payments of principal of (and premium, if any) and interest hereon will [insert if the Security is to be a Global Security - be made in United States dollars unless the beneficial holder hereof gives notice to the Depositary that it elects to receive payments in such Specified Currency. Upon receipt of such notice, the Depositary will notify the Trustee of the portion of the payment to be made by the Trustee which is to be made in the Specified Currency and the applicable wire transfer instructions. In such event, the Trustee will pay the beneficial holder directly.] [insert if the Security is to be a Certificated Security - nevertheless be made in United States dollars if the Holder hereof elects to receive all payments in respect hereof in United States dollars by delivery of a written request to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Note may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.]

     Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this Note is presented to the Trustee in time for the
       --------
Trustee to make such payment in accordance with its normal procedures.

     [Insert if the Security is to be a Certificated Security - Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in immediately available funds. Payment of interest (other than interest due at Maturity) will be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, unless otherwise specified on the face hereof, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payment of interest in United States dollars by wire transfer of immediately available funds to such account with a bank located in the United States as shall be designated by such person, but only if appropriate payment instructions have been received in writing by the Trustee on or prior to the Regular Record Date.] [Insert if the Security is to be a Global Security - Payment of the principal of (and premium, if any) and interest (other than interest payable at Maturity) on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.]

     All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                  PROVIDIAN FINANCIAL CORPORATION



                                        By: ____________________________________
                                                  Executive Vice President

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series
designated therein referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee

By _________________________________
          Authorized Officer

                              [BACK OF SECURITY]

                        PROVIDIAN FINANCIAL CORPORATION
                          MEDIUM-TERM NOTE, SERIES A
                                 (Fixed Rate)
                                   (Senior)

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of May 1, 1999, as supplemented from time to time (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Notes of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. The Notes of this series may be issued from time to time in an aggregate principal amount of up to $1,000,000,000 (including in such amount the offering price of any such Notes sold at a discount), which amount may be increased if duly authorized by the Company. All capitalized terms not defined herein shall have the meanings given to them in the Indenture.

     The United States dollar equivalent of Notes denominated in currencies other than United States dollars (the "Market Exchange Rate") will be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York for such currencies on the Business Day (as defined below) immediately preceding the applicable issue dates.

     Interest payments for this Note will include interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for) to but excluding the Interest Payment Dates or the Maturity Date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If the Interest Payment Date or the Maturity Date for any fixed rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

     If the Company has the option with respect to this Note to reset the interest rate, such option will be indicated on the face hereof, together with
(i) the date or dates on which such interest rate may be reset (each an "Optional Reset Date") and (ii) the basis or formula, if any, for such resetting. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher interest rate first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the interest rate is reset on an Optional Reset Date this Note will bear such higher interest rate.

     If the Company elects to reset the interest rate of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

     If the Company has the option to extend the Stated Maturity of this Note for one or more periods (each an "Extension Period") up to but not beyond a date (the "Final Maturity Date") set forth on the face hereof, such option will be indicated on the face hereof together with the basis or formula, if any, for setting the interest rate applicable to any such Extension Period. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity"). No later than 40 days prior to the Original Stated Maturity, the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth
(i) the election of the Company to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder hereof, the Stated Maturity of this Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for this Note, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate for the Extension Period.

     If the Company elects to extend the Stated Maturity of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company at the Original Stated Maturity at a price equal to the principal amount hereof plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth below for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a Holder who has tendered this Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

     If the Company has provided for the conditional automatic extension of the Stated Maturity of this Note for one or more periods (each a "Renewal Period") up to but not beyond a date (the "Final Maturity Date") set forth on the face hereof, such provision will be indicated on the face hereof together with the basis or formula, if any, for setting the interest rate applicable to any such Renewal Period. In such case this note is referred to herein, where applicable, as a "Renewable Note."

     The Renewable Note will mature on the initial Stated Maturity specified on the face hereof, unless the Stated Maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates specified on the face hereof (each such Interest Payment Date, an "Election Date"), the Stated Maturity of the Renewable Note will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the Holder elects to terminate the automatic extension of the Stated Maturity of the Renewable Note by delivering a notice to such effect to the Trustee not less than nor more than the number of days specified on the face hereof prior to such Election Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Note; provided that the principal amount for which such option is not exercised
      --------
is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the Stated Maturity of the Renewable Note may not be extended beyond the Final Maturity Date. If the Holder elects to terminate the automatic extension of the Stated Maturity of any portion of the principal amount of the Renewable Note and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified on the face hereof) after the Election Date prior to which the holder made such election.

     An election to terminate the automatic extension of the Stated Maturity of the Renewable Note may be revoked by delivering a notice to such effect to the Trustee on any day following the effective date of the election to terminate the automatic extension of maturity of the Stated Maturity of the Renewable Note and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Note for which the automatic extension of Stated Maturity has been terminated; provided that the principal amount of
                                        --------
the Renewable Note for which the automatic extension of Stated Maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

     An election to terminate the automatic extension of the Stated Maturity of the Renewable Note, if not revoked as described above by the Holder making the election or any subsequent Holder, will be binding upon such subsequent Holder.

     The Renewable Note may be redeemed in whole or in part at the option of the Company on or commencing with the date or dates specified on the face hereof. The Renewable Note will be redeemed at the Redemption Price stated on the face hereof, together with accrued and unpaid interest to the Redemption Date.

     Unless one or more Redemption Dates is specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Note, or one or more predecessor Notes, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that
               --------
remains outstanding after such redemption is an Authorized Denomination as defined herein.

     Unless one or more Repayment Dates is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof. If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Note, or one or more predecessor Notes, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Note to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in Chicago, Illinois, at least 30 days but not more than 45 days prior to the Repayment Date on which this Note is to be repaid, this Note and a statement that the option to elect repayment is being exercised thereby. Exercise of the repayment option by the Holder shall be irrevocable except to the extent permitted in connection with an interest rate reset or an extension or renewal of maturity, each as described above. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of
                                --------
this Note that remains outstanding after such repayment is an Authorized Denomination as defined herein.

     [Insert if the Security is to be a Certificated Security - In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.]

     [Insert if the Security is to be a Global Security - In the event of redemption or repayment of this Note in part only, the principal amount shall be reduced.]

     If this is a Foreign Currency Note to be paid in United States dollars, the United States dollar amount to be received in respect hereof will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for United States dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of this Note. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will make payments in respect hereof in United States dollars as provided below. All currency exchange costs will be borne by the Holder hereof by deductions from such payments.

     If a Holder is to receive payments in a Specified Currency other than United States dollars as described on the face hereof, payments of principal of (and premium, if any) and interest will be paid in immediately available funds by wire transfer to an account maintained by the Holder with a bank designated by the Holder (which in the case of Global Securities will be the Depositary or its nominee) on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be, provided that such bank has the appropriate
                              --------
facilities for such a payment in the Specified Currency, provided, however, that
                                                         --------  -------
with respect to payments of principal and premium, if any, and interest at Maturity this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to Maturity in order to ensure the availability of immediately available funds in the Specified Currency at Maturity.

     If payment on this Note is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to this Note shall be made in United States dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or, if the Market Exchange Rate is not then available, the most recently available Market Exchange Rate or as otherwise determined in good faith by the Company if the foregoing is impracticable.

     If this is a Foreign Currency Note, in the event of an official redenomination of such foreign currency the obligations of the Company with respect to payments on this Note denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified on the face hereof, if any Original Issue Discount Note (as defined below) is redeemed by the Company or repaid at the option of the Holder, each as described above, or if the principal of any Original Issue Discount Note is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the aggregate principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of redemption, repayment or declaration. Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at maturity, multiplied by the number of complete years from the Original Issue Date to the Maturity Date for this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's right to enforce the Indenture and this Note.

     As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     [Insert if the Security is a Global Security - This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.]

     The Notes of this series are issuable, in the case of Notes denominated in United States dollars, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof and, in the case of Notes denominated in a Specified Currency other than United States dollars, in the authorized denominations set forth on the face hereof (in each case, an "Authorized Denomination"). As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

     "Business Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law to close and
(b) if the Note is denominated in a Specified Currency other than United States dollars, any day that is not a day on which banking institutions are authorized or required by law to close in the Financial Center of the country issuing the Specified Currency. As used in the preceding sentence, "Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Euro, Italian lire, South African rand and Swiss francs, the "Financial Center" shall be The City of New York,

Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, London and Luxembourg, Milan, Johannesburg and Zurich, respectively.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                       __________________________

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM -  as tenants in common

     TEN ENT -  as tenants by the entireties

     JT TEN -   as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -  _____________  Custodian   __________________
                             (Cust)                        (Minor)

                       Under Uniform Gifts to Minors Act
                       ________________________________
                                    (State)

Additional abbreviations may also be used though not in the above list.

                          __________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

/_________________________/  ______________________________________

______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______
______________________________________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  _____________    ________________________________________________
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.